As filed with the Securities and Exchange Commission on _____, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AspenBio Pharma, Inc.
(Exact name of registrant as specified in its charter)

Colorado	84-1553387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of Principal Executive Offices)	(Zip Code)

ASPENBIO PHARMA, INC.
2002 STOCK INCENTIVE PLAN
(AMENDED AND RESTATED - JUNE 1, 2007), AS AMENDED
(Full title of the plan)

Jeffrey McGonegal
Chief Financial Officer
1585 South Perry Street
Castle Rock, Colorado  80104
(Name and address of agent for service)

(303) 794-2000
(Telephone number, including area code, of agent for service)

with a copy to:

Mary J. Mullany, Esquire
Ballard Spahr LLP
1735 Market Street
51st Floor
Philadelphia, Pennsylvania 19103
215-665-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non−accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value	89,168 shares	$1.555	$138,656.24	$15.98

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable under the equity plan described below in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee.  In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on the NASDAQ Capital Market on August 3, 2012.

PART II -

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

AspenBio Pharma, Inc. (the “Registrant”) is filing this registration statement to register an additional 89,168 shares of its common stock, no par value (“Common Stock”), for issuance under the AspenBio Pharma, Inc. 2002 Stock Incentive Plan, Amended and Restated on June 1, 2007, as amended (the “Plan”) or upon the exercise of a non-qualified stock option award granted to Donald Hurd on May 23, 2012.  An amendment to increase in the number of shares available to be awarded under the Plan by 23,334 shares was described in the Registrant’s definitive proxy statement, filed with the United States Securities and Exchange Commission (the “Commission”) on June 10, 2011, and was approved by the Registrant’s shareholders on July 8, 2011.  An amendment to increase in the number of shares available to be awarded under the Plan by an additional 45,834 shares was described in the Registrant’s definitive proxy statement, filed with the Commission on April 9, 2012, and was approved by the Registrant’s shareholders on May 22, 2012.  On May 23, 2012, a non-qualified stock option to acquire 20,000 shares of common stock was granted to Donald Hurd outside of the Plan as an employment inducement award.  At the July 8, 2011 annual meeting, the Registrant’s shareholders also approved an extension of the term of the Plan for ten years after the date of such annual meeting.  The Registrant previously filed Registration Statements on Form S-8 to register 141,667 shares of Common Stock (File No. 333-143959), filed on June 22, 2007, 61,667 shares of Common Stock (File No. 333-165841), filed on April 1, 2010, and 23,334 shares of Common Stock (File No. 333-171251), filed on December 17, 2010, authorized for issuance under the Plan.  On July 29, 2011, the Registrant effected a 1-for-5 reverse split of its Common Stock (“2011 Reverse Split“). On June 20, 2012, the Registrant effected a 1-for-6 reverse split of its Common Stock (“2012 Reverse Split“).  Except as otherwise noted herein, all share amounts mentioned herein give retroactive effect to the 2011 Reverse Split and the 2012 Reverse Stock Split, as applicable.  Pursuant to General Instruction E to Form S-8, Part I and Items 4-7 and 9 of Part II of the Registrant’s Registration Statement on Form S-8 (File No. 333-143959) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed or to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 16, 2012, as amended by Form 10-K/A, filed with the Commission on April 9, 2012;

•
the Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2012, filed with the commission on May 10, 2012, and for the quarterly period ended June 30, 2012, filed with the Commission on August 7, 2012;

•
the Registrant’s Current Reports on Form 8-K filed with the Commission on February 1, 2012 (Items 8.01 and 9.01), February 17, 2012 (Item 3.01), May 16, 2012 (Items 3.01 and 5.02), May 24, 2012 (Items 5.02, 8.01 and 9.01), May 24, 2012 (Items 5.02, 5.07 and 9.01), June 20, 2012 (Items 1.01, 5.03 and 9.01), June 25, 2012 (Items 3.01, 8.01 and 9.01), July 10, 2012 (Items 8.01 and 9.01), July 30, 2012 (Items 1.01 and 9.01) and August 7, 2012 (Item 8.01); and

•
the description of the Registrant’s Common Stock on its Registration Statement on Form 8-A filed October 1, 2002, as amended by Form 8-A filed on August 27, 2007, as amended by Form 8-A/Amendment 1 on August 27, 2007.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS.

Exhibit Number	Description

4.1
2002 Stock Incentive Plan, Amended and Restated on June 1, 2007 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on June 22, 2007).

4.2	Amendment to 2002 Stock Incentive Plan, dated June 9, 2008 (incorporated by reference to Exhibit 10.1.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.3	Amendment to 2002 Stock Incentive Plan, dated November 20, 2009 (incorporated by reference to Exhibit 10.1.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.4
Amendment to 2002 Stock Incentive Plan, dated November 22, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 29, 2010).

4.5
Amendment to Amended and Restated 2002 Stock Incentive Plan, as amended, dated July 8, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 13, 2011).

4.6
Amendment to Amended and Restated 2002 Stock Incentive Plan, as amended, dated May 22, 2012 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 24, 2012).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of GHP Horwath, P.C. (filed herewith).

23.2	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signatures page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock, State of Colorado on August 8, 2012.

ASPENBIO PHARMA, INC.

By:	/s/ Stephen Lundy
Name:	Stephen T. Lundy
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Lundy and Jeffrey G. McGonegal, and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Stephen Lundy	Chief Executive Officer, President and Director	August 8, 2012
Stephen T. Lundy	(principal executive officer)

/s/ Gail Schoettler	Non Executive Chair of the Board	August 8, 2012
Gail S. Schoettler

/s/ Daryl Faulkner	Director	August 8, 2012
Daryl J. Faulkner

/s/ Douglas Hepler	Director	August 8, 2012
Douglas I. Hepler

/s/ John Landon	Director	August 8, 2012
John H. Landon

/s/ Michael Merson	Director	August 8, 2012
Michael R. Merson

/s/ Gregory Pusey	Vice President and Director	August 8, 2012
Gregory Pusey

/s/ Mark Ratain	Director	August 8, 2012
Mark J. Ratain

/s/ David Welch	Director	August 8, 2012
David E. Welch

/s/ Jeffrey McGonegal	Chief Financial Officer and Secretary	August 8, 2012
Jeffrey G. McGonegal	(principal financial officer and principal accounting officer)